Exhibit 99.1

NEWS RELEASE

Suncrete Announces Q3 2026 Earnings Results

Revenue Up 163% Compared to Q3 2025 and Up 45% Compared to Q2 2026

TULSA, Okla, Nov. 13, 2026 /PRNewswire/ – Suncrete, Inc. (NASDAQ: RMIX) (the “Company”), a ready-mix concrete logistics and distribution platform strategically located in the Sunbelt region of the United States, today announced results for the third quarter ended September 30, 2026.

Randall Edgar, Suncrete’s Chief Executive Officer, stated, “We are pleased with our performance in the third quarter, with revenue and Supplemental Adjusted EBITDA increasing 163% and 62%, respectively, compared to the second quarter which led to a 150 basis point improvement in Supplemental Adjusted EBITDA margin. Our acquisition integration plans are progressing, with several businesses moving toward Suncrete’s target margin levels. We also took a significant step forward in North Texas, as we further advanced through our integration playbook to improve results.”

Revenues were $141.0 million in the third quarter, an increase of 45% compared to $97.2 million in the second quarter of 2026, and an increase of 163% compared to $53.5 million in the same quarter last year.

Net income was $78 thousand in the third quarter, compared to net loss of $37.1 million in the second quarter of 2026 and net income of $4.6 million in the same quarter last year. Adjusted EBITDA(1) in the third quarter was $22.4 million, an increase of 66% compared to $13.5 million in the second quarter of 2026, and an increase of 64% compared to $13.7 million in the same quarter last year.

Supplemental Adjusted EBITDA(1), which excludes affiliated consultant compensation, in the third quarter was $23.3 million, an increase of 60% compared to $14.6 million in the second quarter of 2026.

Total yards of ready-mix concrete produced and delivered in the third quarter increased 32% compared to the second quarter of 2026 and increased 125% compared to the same quarter last year.

(1) Adjusted EBITDA, Supplemental Adjusted EBITDA and Supplemental EBITDA margin are financial measures not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Please see “Non-GAAP Financial Measures” at the end of this press release for additional information.

2026 Outlook

Edgar added, “Our Sunbelt markets remained active, supporting approximately 10% organic revenue growth and margin expansion in the third quarter. As we approach year-end, some large projects are shifting start dates into 2027, while elevated interest rates continue to pressure residential construction. Our revised outlook ranges reflect these conditions.

“Heading into 2027, we expect significant organic and acquisitive growth as we continue to scale our ready-mix platform across the Sunbelt. Our acquisition pipeline is strong and expanding, and we expect to enter the new year with a healthy pipeline of large commercial projects and robust infrastructure activity across our states.”

This guidance is based on current economic conditions and assumes no signiﬁcant changes in the overall economy or other condition in the Sunbelt region of the United States in 2026. The guidance does not include the potential contribution of any future acquisitions.

•
Revenue in the range of $408.0 million to $434.0 million
•
Net loss in the range of $(48.7) million to $(44.7) million
•
Adjusted net income (loss) in the range of $(21.8) million to $(17.8) million(2)
•
Adjusted EBITDA in the range of $60.0 million to $64.0 million(2)
•
Supplemental Adjusted EBITDA in the range of $63.6 million to $67.6 million(2)

(2) Adjusted net income, Adjusted EBITDA and Supplemental Adjusted EBITDA are financial measures not presented in accordance with GAAP. Please see “Non-GAAP Financial Measures” at the end of this press release for additional information.

Ned N. Fleming, III, the Company’s Executive Chairman, stated, “Our team continues to build Suncrete’s scale and strengthen our local market positions through organic growth and disciplined acquisitions. We acquire high-quality local businesses, retain the leadership and customer relationships that distinguish them, and provide the capital, technology, and operating support to accelerate their growth. As we expand our network, greater market density, purchasing power, and fleet productivity create opportunities to improve margins and returns on invested capital. Our experienced leadership team and repeatable operating model provide a foundation to enter new attractive Sunbelt markets, increase local share, and compound shareholder value over time."

Conference Call

The Company will conduct a conference call today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss financial and operating results for the third quarter ended September 30, 2026. To access the call live by phone, dial (412) 902-0003 and ask for the Suncrete call at least 10 minutes prior to the start time. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.suncrete.com.

About Suncrete

Suncrete is a leading pure-play ready-mix concrete company headquartered in Tulsa, Oklahoma, serving a diversified customer base across infrastructure, commercial, and residential construction projects throughout Oklahoma, Arkansas, Texas, and Louisiana, and concrete products in Arkansas, Louisiana, Mississippi, and Missouri. Suncrete is a scalable and vertically integrated logistics and distribution platform operating as a mission-critical partner in the construction value chain. The Company operates batching plants, a dedicated fleet of owned mixer trucks and a tech-enabled dispatch infrastructure through its decentralized plant network supported by regionally centralized leadership in local markets. Suncrete optimizes purchasing, pricing, customer relationships, and fleet utilization, enabling consistent customer service and reliable delivery of products on time and to customers’ specifications. With a disciplined acquisition strategy and a focus on some of the nation’s fastest-growing and most resilient construction markets, Suncrete is well positioned to benefit from continued population growth, urbanization, and infrastructure investment across the U.S. Sunbelt. To learn more, visit www.suncrete.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements herein that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, statements related to the Company’s financial projections, future events, business strategy, future performance and future operations, statements regarding the Company’s acquisition strategy and statements relating to the benefits of recently completed acquisitions. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, the Company’s ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding; risks related to the Company’s operating strategy; competition for projects in the Company’s local markets; risks associated with the Company’s capital-intensive business; government requirements and initiatives; unfavorable economic conditions and restrictive financing markets; risks related to adverse weather conditions; the Company’s substantial indebtedness and the restrictions imposed on the Company by the terms thereof; risks related to the Company’s information technology systems and infrastructure; the

Company’s ability to maintain effective internal control over financial reporting; and the other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Quarterly Report on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Suncrete Investor Contact:

Rick Black

Investor Relations

Suncrete@DennardLascar.com

(713) 529-6600

SUNCRETE, INC.

Condensed Consolidated Statements of Operations

(unaudited in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenues	$140,957	$53,542	$300,016	$130,777

Cost of Goods Sold	101,413	33,737	212,388	84,883

Gross Profit	39,544	19,805	87,628	45,894

Operating Expenses:
Selling, general, and administrative expenses	31,122	10,510	72,512	30,001
Acquisition-related costs	2,968	1,967	16,112	1,967
Loss on disposal of assets, net	122	156	208	276
Total operating expenses	34,212	12,633	88,832	32,244

Operating income (loss)	5,332	7,172	(1,204)	13,650

Other income (expense):
Other income (expense)	76	2	(26,800)	(481)
Interest expense, net	(5,220)	(2,620)	(13,262)	(7,873)
Total other expense	(5,144)	(2,618)	(40,062)	(8,354)

Income (loss) before income taxes	188	4,554	(41,266)	5,296
Income tax expense (benefit)	110	—	(2,485)	—
Net income (loss)	78	4,554	(38,781)	5,296
Distributions to senior preferred unitholders	—	(583)	(1,226)	(1,750)
Series A preferred stock dividends	(582)	—	(1,122)	—
Accretion of redeemable preferred units to redemption value	—	(1,483)	(13,845)	(7,655)
Net income (loss) attributable to common stockholders	$(504)	$2,488	$(54,974)	$(4,109)

Weighted average common shares outstanding - basic	72,696,262	19,093,562	53,299,334	19,093,562
Weighted average common shares outstanding - diluted	72,696,262	22,351,160	53,299,334	19,093,562

Basic income (loss) per common stock	$(0.01)	$0.13	$(1.03)	$(0.22)
Diluted income (loss) per common stock	$(0.01)	$0.11	$(1.03)	$(0.22)

SUNCRETE, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	September 30, 2026 (unaudited)	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$49,049	$6,333
Accounts receivable, net	80,287	33,699
Inventory	24,963	8,723
Other current assets	13,655	5,047
Total current assets	167,954	53,802
Property, plant and equipment:
Property, plant and equipment, at cost	291,628	168,767
Less: accumulated depreciation	(35,727)	(15,930)
Property, plant and equipment, net	255,901	152,837
Goodwill	140,697	79,505
Customer relationships, net	80,729	71,373
Trade name	47,600	24,800
Other noncurrent assets, net	18,081	2,385
Total assets	$710,962	$384,702

Liabilities, Redeemable Mezzanine Equity and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$29,322	$12,558
Accrued liabilities	19,477	27,080
Current portion of lease liabilities	2,932	475
Long-term debt, current portion	24,195	13,654
Total current liabilities	75,926	53,767
Long-term lease liability	12,893	1,727
Deferred income taxes	21,918	—
Other long-term liabilities	6,650	—
Long-term debt, net	234,964	186,625
Total liabilities	352,351	242,119
Commitments and contingencies (Note 17)
Redeemable mezzanine equity:
Redeemable senior preferred units, zero and 26,000,000 units issued and outstanding (at redemption value) at September 30, 2026 and December 31, 2025, respectively	—	26,590
Redeemable preferred units, zero and 115,700,000 units issued and outstanding (at redemption value) at September 30, 2026 and December 31, 2025, respectively	—	130,623
Stockholders' Equity (Deficit):
Series A Preferred Stock, $0.0001 par value, $1,000 stated value per share; 10,000,000 shares authorized, 26,000 and zero shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	—	—
Class A common stock, $0.0001 par value; 400,000,000 shares authorized, 49,339,225 and 11,023,435 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	5	1
Class B common stock, $0.0001 par value; 100,000,000 shares authorized, 24,146,609 and 11,551,903 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	2	1
Accumulated deficit	(58,346)	(14,632)
Additional paid-in capital	416,950	—
Total stockholders' equity (deficit)	358,611	(14,630)
Total liabilities, redeemable mezzanine equity and stockholders' equity (deficit)	$710,962	$384,702

SUNCRETE, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Nine months ended September 30,
	2026	2025
Cash Flows from Operating Activities:
Net income (loss)	$(38,781)	$5,296
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	27,023	12,682
Loss on disposal of assets, net	208	276
Provision for credit losses	228	—
Non-cash lease expense	555	91
Non-cash share-based compensation	2,190	407
Non-cash contract asset reduction	1,361	—
Deferred income taxes	(2,466)	—
Non-cash expense for Class B shares issued to an affiliated equity holder	26,875	—
Non-cash debt issuance cost amortization	804	366
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(19,544)	(4,752)
Inventory	6,116	(463)
Other current assets	(305)	(227)
Other noncurrent assets, net	3,429	—
Accounts payable	(18,372)	2,549
Accrued liabilities	2,513	1,528
Net cash provided by (used in) operating activities	(8,166)	17,753
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(12,942)	(15,117)
Cash paid for acquisitions, net of cash acquired	(172,612)	—
Payment of Deferred liability related to acquisition	(22,700)	—
Proceeds from sales of property, plant and equipment	45	233
Net cash used in investing activities	(208,209)	(14,884)
Cash Flows from Financing Activities:
Borrowings of debt	106,057	4,000
Repayment of debt	(49,237)	(9,075)
Payment of debt issuance costs	(1,840)	—
Distributions on Redeemable Senior Preferred Units	(1,226)	(1,750)
Distributions on Series A Convertible Perpetual Preferred Stock	(532)	—
Proceeds from issuance of shares to PIPE investors	167,120	—
Proceeds from merger financing	8,179	—
Proceeds from early termination of Forward Purchase Agreement	56,744	—
Payment of merger and recapitalization related transaction costs	(26,174)	—
Net cash provided by (used in) financing activities	259,091	(6,825)
Net change in cash and cash equivalents	42,716	(3,956)
Beginning cash and cash equivalents	6,333	8,410
Ending cash and cash equivalents	$49,049	$4,454

Non-GAAP Financial Measures

Adjusted EBITDA represents net income (loss) before interest expense, net, depreciation and amortization, and further adjusted to exclude certain non-cash or non-operating items that management does not consider indicative of our core operating performance. Such adjustments include share-based compensation expense, acquisition-related fair value inventory step-up, acquisition-related costs, acquisition bonuses, public company readiness costs, and other (income) expense, as each are applicable to the periods presented. Supplemental Adjusted EBITDA further adjusts Adjusted EBITDA to exclude recurring affiliated consultant compensation. Management believes these measures provide investors with a clearer view of underlying operating performance. Adjusted EBITDA margin and Supplemental Adjusted EBITDA margin represent these measures as a percentage of revenue.

Management uses these measures as key performance indicators to evaluate our operating performance and assess trends, and believes they are also frequently used by securities analysts, investors, and other parties to evaluate companies in our industry. Management believes these non-GAAP measures enhance investors’ understanding of our operating performance and facilitate meaningful period-to-period comparisons. These measures have limitations as analytical tools and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. Our calculation of Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted EBITDA margin, and Supplemental Adjusted EBITDA margin may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.

The following tables present a reconciliation of net income (loss) to Adjusted EBITDA and Supplemental Adjusted EBITDA and the calculation of Adjusted EBITDA margin and Supplement Adjusted EBITDA margin (in thousands):

	Three months ended		Three months ended
	September 30, 2026	September 30, 2025	June 30, 2026	June 30, 2025
Net income (loss)	$78	$4,554	$(37,110)	$(325)
Plus:
Interest expense, net	5,220	2,620	4,027	2,645
Income tax benefit	110	—	(2,595)	—
Depreciation and amortization expense	11,204	4,345	9,169	4,218
Share-based compensation expense	1,106	140	947	138
Acquisition-related costs(1)	2,968	1,967	12,188	—
Public company readiness(2)	—	57	—	281
Other (income) expense(3)	—	—	26,875	—
Acquisition related fair-value inventory step-up (4)	1,700	—	—	—
Adjusted EBITDA	$22,386	$13,683	$13,501	$6,957
Affiliated consultant compensation(5)	905	723	1,121	726
Supplemental Adjusted EBITDA	$23,288	14,401	$14,621	$7,683
Revenues	$140,956	$53,542	$97,231	$39,496
Net income margin	0.1%	8.5%	(38.2)%	(0.8)%
Adjusted EBITDA margin	15.9%	25.6%	13.9%	17.6%
Supplemental Adjusted EBITDA margin	16.5%	26.9%	15.0%	19.5%

(1)
Represents legal and advisory fees incurred in connection with acquisitions.
(2)
Represents professional service costs incurred in connection with acquisition-related technical accounting and advisory support, as well as incremental costs to support our preparation for becoming a public company (e.g., resources to facilitate public company readiness).
(3)
Represents the fair value of Class B common stock issued to an affiliated equity holder in connection with the Business Combination.
(4)
Represents non-cash acquisition related fair-value inventory step-up adjustments.
(5)
Reflects recurring affiliated consultant compensation paid to support the Company’s management team on various growth initiatives.

The following table presents a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA and Supplemental Adjusted EBITDA, using the high and low ends of the Company’s projected ranges (unaudited, in thousands):

	For the fiscal year ending December 31, 2026
	Low	High
Net income (loss)	$(48,655)	$(44,655)
Plus:
Interest expense, net	18,820	18,820
Income tax (benefit)	(2,485)	(2,485)
Depreciation and amortization expense	39,227	39,227
Share-based compensation expense	3,275	3,275
Acquisition-related costs(1)	16,112	16,112
Public company readiness(2)	161	161
Other (income) expense(3)	26,875	26,875
Acquisition related fair-value inventory step-up (4)	1,700	1,700
Adjusted EBITDA	$60,000	$64,000
Affiliated consultant compensation (5)	3,600	3,600
Supplemental Adjusted EBITDA	$63,600	$67,600

(1)
Represents legal and advisory fees incurred in connection with acquisitions.
(2)
Represents professional service costs incurred in connection with acquisition-related technical accounting and advisory support, as well as incremental costs to support our preparation for becoming a public company (e.g., resources to facilitate public company readiness).
(3)
Represents the fair value of Class B common stock issued to an affiliated equity holder in connection with the Business Combination.
(4)
Represents non-cash acquisition related fair-value inventory step-up adjustments.
(5)
Reflects recurring affiliated consultant compensation paid to support the Company’s management team on various growth initiatives.

Adjusted net income (loss) represents net income (loss) excluding a non-cash charge equal to the fair value of Class B common stock issued to an affiliated equity holder in connection with the Business Combination.

The following table presents a reconciliation of net income (loss), the most directly comparable measure calculated in accordance with GAAP, to Adjusted net income (loss) using the high and low ends of the Company’s projected ranges (unaudited, in thousands):

	For the fiscal year ending December 31, 2026
	Low	High
Net income (loss)	$(48,655)	$(44,655)
Plus:
Other (income) expense(1)	26,875	26,875
Adjusted net income (loss)	$(21,780)	$(17,780)

(1)
Represents the fair value of Class B common stock issued to an affiliated equity holder in connection with the Business Combination.